Exhibit 99.1
Texas Roadhouse, Inc. Announces Third Quarter 2026 Results
Declares Quarterly Dividend of $0.75 per Share
LOUISVILLE, KY. (November 5, 2026) – Texas Roadhouse, Inc. (NasdaqGS: TXRH), today announced financial results for the 13 and 39 weeks ended September 29, 2026.
Financial Results
Financial results for the 13 and 39 weeks ended September 29, 2026 and September 30, 2025 were as follows:

	13 Weeks Ended			39 Weeks Ended
($000's, except per share amounts)	September 29, 2026	September 30, 2025	% change	September 29, 2026	September 30, 2025	% change
Total revenue	$1,573,074	$1,436,342	9.5%	$4,886,216	$4,396,044	11.2%
Income from operations	102,988	96,949	6.2%	392,117	378,023	3.7%
Net income	89,361	83,172	7.4%	334,727	320,919	4.3%
Diluted earnings per share	$1.36	$1.25	8.6%	$5.08	$4.82	5.3%
Results at company restaurants for the 13 weeks ended September 29, 2026, as compared to the prior year as applicable, included the following:
•Comparable restaurant sales increased 4.3% and store weeks increased 5.1%;
•Average weekly sales were $163,980 of which $23,628 were to-go sales as compared to average weekly sales of $157,325 of which $21,409 were to-go sales in the prior year;
•Restaurant margin dollars increased 11.9% to $228.6 million from $204.3 million in the prior year primarily due to higher sales. Restaurant margin, as a percentage of restaurant and other sales, increased 30 basis points to 14.6% primarily driven by higher sales partially offset by commodity inflation of 2.0% and wage and other labor inflation of 4.1%;
•Diluted earnings per share increased 8.6% primarily driven by higher restaurant margin dollars and the impact of share repurchases partially offset by higher depreciation and amortization expenses and higher general and administrative expenses;
•Five company restaurants and three franchise restaurants were opened; and
•Cash provided by operating activities was $146.7 million and capital allocation spend included capital expenditures of $135.6 million, dividends of $49.2 million, and repurchases of common stock of $12.4 million.

Results at company restaurants for the 39 weeks ended September 29, 2026, as compared to the prior year as applicable, included the following:
•Comparable restaurant sales increased 5.9% and store weeks increased 5.3%;
•Average weekly sales were $171,764 of which $24,785 were to-go sales as compared to average weekly sales of $162,567 of which $21,930 were to-go sales in the prior year;
•Restaurant margin dollars increased 9.6% to $768.2 million from $700.9 million in the prior year primarily due to higher sales. Restaurant margin, as a percentage of restaurant and other sales, decreased 24 basis points to 15.8% as commodity inflation of 5.0% and wage and other labor inflation of 3.9% were partially offset by higher sales;
•Diluted earnings per share increased 5.3% primarily driven by higher restaurant margin dollars and the impact of share repurchases partially offset by higher depreciation and amortization expenses and higher general and administrative expenses;
•18 company restaurants and six franchise restaurants were opened; and
•Cash provided by operating activities was $585.9 million and capital allocation spend included capital expenditures of $314.4 million, franchise acquisitions of $71.8 million, dividends of $147.9 million, and repurchases of common stock of $83.1 million.
Jerry Morgan, Chief Executive Officer of Texas Roadhouse, Inc., commented, “While we entered the quarter with strong momentum, traffic softened late in the quarter. Despite this, our strategic priorities are unchanged. Our operators remain focused on delivering legendary food and legendary service to each and every guest while bringing our purpose of Serving Communities Across America and the World to life. We are confident that their commitment to the overall guest experience will continue to differentiate us, particularly as consumers navigate rising costs.”

Morgan added, “Looking ahead, our development pipeline continues to be strong, with over 30 company restaurants currently under construction across all brands, positioning us well to close 2026 on a strong note and build momentum into 2027. In addition to expanding our footprint, we remain committed to investing in our existing restaurants, exploring strategic franchise acquisitions, and returning capital to our shareholders through dividends and share repurchases, all supported by our disciplined capital allocation strategy.”
2026 Outlook
Comparable restaurant sales at company restaurants for the first five weeks of the fourth quarter of our 2026 fiscal year increased 1.5% compared to 2025. In addition, the Company implemented a menu price increase of approximately 1.0% at the beginning of the fourth quarter.
Management updated the following expectations for 2026:
•Store week growth of 5.0% to 5.5%, including the benefit from franchise acquisitions;
•Wage and other labor inflation of 3.5% to 4.0%;
•An effective income tax rate of approximately 13.0%; and
•Total capital expenditures of approximately $440 million.
Management reiterated the following expectations for 2026:
•Positive comparable restaurant sales growth, including the benefit of menu pricing actions; and
•Commodity inflation of approximately 5.0%.

2027 Outlook
Management provided the following initial expectations for 2027:

•Positive comparable restaurant sales growth including the benefit of 2026 menu pricing actions;
•Store week growth of 5.0% to 6.0%;
•Commodity inflation of approximately 4.0%;
•Wage and other labor inflation of approximately 3.0%;
•An effective tax rate of approximately 13.0%; and
•Total capital expenditures of approximately $425 million.

Cash Dividend Payment

On November 4, 2026, the Company’s Board of Directors approved the payment of a quarterly cash dividend of $0.75 per share of common stock. This payment will be distributed on December 29, 2026, to shareholders of record at the close of business on December 1, 2026.
Non-GAAP Measures
The Company prepares the unaudited condensed consolidated financial statements in accordance with U.S. generally accepted accounting principles (“GAAP”). Within the press release, the Company makes reference to restaurant margin (in dollars, as a percentage of restaurant and other sales, and per store week). Restaurant margin represents restaurant and other sales less restaurant-level operating costs, including food and beverage costs, labor, rent, and other operating costs. Restaurant margin should not be considered in isolation, or as an alternative, to income from operations. This non-GAAP measure is not indicative of overall company performance and profitability in that this measure does not accrue directly to the benefit of shareholders due to the nature of the costs excluded. Restaurant margin is widely regarded as a useful metric by which to evaluate core restaurant-level operating efficiency and performance over various reporting periods on a consistent basis. In calculating restaurant margin, the Company excludes certain non-restaurant-level costs that support operations, but do not have a direct impact on restaurant-level operational efficiency and performance, including pre-opening and general and administrative expenses. The Company excludes pre-opening expenses as they occur at irregular intervals and would impact comparability to prior period results. The Company excludes depreciation and amortization expenses, substantially all of which relate to restaurant-level assets, as they represent a non-cash charge for the investment in restaurants. The Company excludes impairment and closure expenses as it believes this provides a clearer perspective of ongoing operating performance and a more useful comparison to prior period results. Restaurant margin as presented may not be comparable to other similarly titled measures of other companies in the industry. A reconciliation of income from operations to restaurant margin is included in the accompanying financial tables.
Conference Call
Texas Roadhouse, Inc. is hosting a conference call today, November 5, 2026, at 5:00 p.m. Eastern Time to discuss these results. The call will be webcast live from the investor relations portion of the Company’s website at investor.texasroadhouse.com. Listeners may also access the call by dialing (833) 461-5787 and using conference ID 696404886. A replay of the webcast will be available on the Company’s Investor Relations website shortly after the conclusion of the call.
About the Company
Texas Roadhouse, Inc. is a growing restaurant company operating predominantly in the casual dining segment that first opened in 1993 and today has grown to over 840 restaurants system-wide in 49 states, one U.S. territory, and ten foreign countries. For more information, please visit the Company’s Web site at www.texasroadhouse.com.

Forward-looking Statements
Certain statements in this release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements are based upon the current beliefs and expectations of the management of the Company. Actual results may vary materially from those contained in forward-looking statements based on a number of factors including, without limitation, conditions beyond management’s control such as weather, natural disasters, disease outbreaks, epidemics, or pandemics impacting customers or food supplies; labor or supply chain shortages or limited availability of staff or product needed to meet the Company’s business standards; changes in consumer discretionary spending and macroeconomic conditions, including inflationary pressures and the impact of tariffs; food safety and food-borne illness concerns; and other factors disclosed from time to time in the Company’s filings with the U.S. Securities and Exchange Commission. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors include but are not limited to those described under “Part I—Item 1A. Risk Factors” of the Annual Report on Form 10-K for the fiscal year ended December 30, 2025. These factors should not be construed as exhaustive and should be read in conjunction with other filings with the Securities and Exchange Commission. Investors should take such risks into account when making investment decisions. Shareholders and other readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. The Company undertakes no obligation to update any forward-looking statements, except as required by applicable law.
# # #
Contacts:

Investor Relations	Media
Michael Bailen	Megan Pence
(502) 515-7298	(502) 461-1878

Texas Roadhouse, Inc. and Subsidiaries
Condensed Consolidated Statements of Income
(in thousands, except per share data)
(unaudited)

	13 Weeks Ended		39 Weeks Ended
	September 29, 2026	September 30, 2025	September 29, 2026	September 30, 2025
Revenue:
Restaurant and other sales	$1,565,903	$1,429,111	$4,865,505	$4,373,427
Royalties and franchise fees	7,171	7,231	20,711	22,617
Total revenue	1,573,074	1,436,342	4,886,216	4,396,044
Costs and expenses:
Restaurant operating costs (excluding depreciation and amortization shown separately below):
Food and beverage	555,419	511,531	1,721,246	1,513,846
Labor	527,462	480,297	1,606,082	1,455,321
Rent	25,610	23,085	75,570	68,590
Other operating	228,774	209,917	694,420	634,762
Pre-opening	9,626	7,419	24,754	19,695
Depreciation and amortization	60,317	52,628	175,501	152,172
Impairment and closure, net	3,596	140	3,749	279
General and administrative	59,282	54,376	192,777	173,356
Total costs and expenses	1,470,086	1,339,393	4,494,099	4,018,021
Income from operations	102,988	96,949	392,117	378,023
Interest income, net	794	643	2,360	2,988
Equity income from investments in unconsolidated affiliates	151	120	477	1,771
Income before taxes	103,933	97,712	394,954	382,782
Income tax expense	12,679	12,812	53,191	55,130
Net income including noncontrolling interests	91,254	84,900	341,763	327,652
Less: Net income attributable to noncontrolling interests	1,893	1,728	7,036	6,733
Net income attributable to Texas Roadhouse, Inc. and subsidiaries	$89,361	$83,172	$334,727	$320,919

Net income per common share attributable to Texas Roadhouse, Inc. and subsidiaries:
Basic	$1.36	$1.25	$5.09	$4.84
Diluted	$1.36	$1.25	$5.08	$4.82
Weighted average shares outstanding:
Basic	65,625	66,358	65,747	66,373
Diluted	65,785	66,476	65,938	66,564
Cash dividends declared per share	$0.75	$0.68	$2.25	$2.04

Texas Roadhouse, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	September 29, 2026	December 30, 2025
Cash and cash equivalents	$141,412	$134,709
Other current assets, net	142,437	316,767
Property and equipment, net	1,963,478	1,803,841
Operating lease right-of-use assets, net	965,482	879,521
Goodwill	275,036	242,220
Intangible assets, net	24,549	17,742
Other assets	182,531	154,672
Total assets	$3,694,925	$3,549,472

Current liabilities	744,102	908,837
Operating lease liabilities, net of current portion	1,032,210	943,070
Long-term debt	50,000	—
Other liabilities	258,246	215,863
Texas Roadhouse, Inc. and subsidiaries stockholders’ equity	1,589,948	1,460,820
Noncontrolling interests	20,419	20,882
Total liabilities and equity	$3,694,925	$3,549,472

Texas Roadhouse, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	39 Weeks Ended
	September 29, 2026	September 30, 2025
Cash flows from operating activities:
Net income including noncontrolling interests	$341,763	$327,652
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	175,501	152,172
Share-based compensation expense	41,091	35,829
Deferred income taxes	15,559	2,011
Other noncash adjustments, net	6,427	3,158
Change in working capital, net of acquisitions	5,548	(11,220)
Net cash provided by operating activities	585,889	509,602
Cash flows from investing activities:
Capital expenditures - property and equipment	(314,408)	(298,808)
Acquisitions of franchise restaurants, net of cash acquired	(71,778)	(94,230)
Other investing activities, net	11,127	8,836
Net cash used in investing activities	(375,059)	(384,202)
Cash flows from financing activities:
Proceeds from revolving credit facility, net of repayments	50,000	—
Repurchase of shares of common stock, including excise taxes as applicable	(84,209)	(100,414)
Dividends paid to shareholders	(147,886)	(135,367)
Other financing activities, net	(22,032)	(26,672)
Net cash used in financing activities	(204,127)	(262,453)
Net increase (decrease) in cash and cash equivalents	6,703	(137,053)
Cash and cash equivalents - beginning of period	134,709	245,225
Cash and cash equivalents - end of period	$141,412	$108,172

Texas Roadhouse, Inc. and Subsidiaries
Reconciliation of Income from Operations to Restaurant Margin
($ in thousands)
(unaudited)

	13 Weeks Ended		39 Weeks Ended
	September 29, 2026	September 30, 2025	September 29, 2026	September 30, 2025
Income from operations	$102,988	$96,949	$392,117	$378,023

Less:
Royalties and franchise fees	7,171	7,231	20,711	22,617

Add:
Pre-opening	9,626	7,419	24,754	19,695
Depreciation and amortization	60,317	52,628	175,501	152,172
Impairment and closure, net	3,596	140	3,749	279
General and administrative	59,282	54,376	192,777	173,356

Restaurant margin	$228,638	$204,281	$768,187	$700,908

Restaurant margin (as a percentage of restaurant and other sales)	14.6%	14.3%	15.8%	16.0%

Texas Roadhouse, Inc. and Subsidiaries
Supplemental Financial and Operating Information
($ amounts in thousands, except restaurant margin $ per
store week and weekly sales by group)
(unaudited)

	13 Weeks Ended
	September 29, 2026	September 30, 2025	Change
Company restaurants (all concepts)
Restaurant and other sales	$1,565,903	$1,429,111	9.6%
Store weeks	9,541	9,074	5.1%
Comparable restaurant sales (1)	4.3%	6.1%

Restaurant operating costs (as a % of restaurant and other sales)
Food and beverage costs	35.5%	35.8%	32	bps
Labor	33.7%	33.6%	(8)	bps
Rent	1.6%	1.6%	(2)	bps
Other operating	14.6%	14.7%	8	bps
Total	85.4%	85.7%

Restaurant margin %	14.6%	14.3%	30	bps
Restaurant margin $	$228,638	$204,281	11.9%
Restaurant margin $/Store week	$23,964	$22,513	6.4%

Texas Roadhouse restaurants only:
Store weeks	8,618	8,258	4.4%
Comparable restaurant sales (1)	4.4%	6.3%
Average unit volume (2)	$2,197	$2,113	4.0%
Weekly sales by group:
Comparable restaurants (633 and 599 units)	$169,673	$163,079	4.0%
Average unit volume restaurants (20 and 26 units)	$147,430	$132,628	11.2%
Restaurants less than 6 months old (11 and 13 units)	$184,127	$158,932	15.9%

Bubba’s 33 restaurants only:
Store weeks	779	691	12.7%
Comparable restaurant sales (1)	2.8%	1.8%
Average unit volume (2)	$1,564	$1,533	2.0%
Weekly sales by group:
Comparable restaurants (49 and 45 units)	$121,255	$117,470	3.2%
Average unit volume restaurants (7 and 4 units)	$113,683	$123,363	(7.8)%
Restaurants less than 6 months old (5 and 5 units)	$151,488	$132,031	14.7%

Texas Roadhouse franchise restaurants only:
Store weeks	1,224	1,252	(2.2)%
Comparable restaurant sales	4.5%	7.2%
____________________________________________________
(1)Comparable restaurant sales reflect the change in sales for all company restaurants across all concepts, unless otherwise noted, over the same period of the prior year for restaurants open a full 18 months before the beginning of the period, excluding sales from restaurants permanently closed during the period, if applicable.
(2)Average unit volume includes sales from restaurants open for a full six months before the beginning of the period, excluding sales from restaurants permanently closed during the period, if applicable.

Texas Roadhouse, Inc. and Subsidiaries
Restaurant Unit Activity
(unaudited)

	13 Weeks Ended			39 Weeks Ended
	September 29, 2026	September 30, 2025	Change	September 29, 2026	September 30, 2025	Change
Restaurant openings
Company - Texas Roadhouse	2	4	(2)	11	13	(2)
Company - Bubba’s 33	2	2	—	5	5	—
Company - Jaggers	1	1	—	2	1	1
Total company restaurants	5	7	(2)	18	19	(1)

Franchise - Texas Roadhouse - Domestic	—	—	—	—	—	—
Franchise - Jaggers - Domestic	—	—	—	1	1	—
Franchise - Texas Roadhouse - Int'l (1)	3	2	1	5	2	3
Total franchise restaurants	3	2	1	6	3	3

Total restaurants	8	9	(1)	24	22	2

Restaurant acquisitions/dispositions
Company - Texas Roadhouse	—	—	—	5	17	(12)
Franchise - Texas Roadhouse - Domestic	—	—	—	(5)	(17)	12

Restaurants open at the end of the quarter
Company - Texas Roadhouse	664	638	26
Company - Bubba’s 33	61	54	7
Company - Jaggers	12	10	2
Total company restaurants	737	702	35

Franchise - Texas Roadhouse - Domestic	31	39	(8)
Franchise - Jaggers - Domestic	6	5	1
Franchise - Texas Roadhouse - Int'l (1)	65	59	6
Franchise - Jaggers - Int'l	1	1	—
Total franchise restaurants	103	104	(1)
			—
Total restaurants	840	806	34
____________________________________________________
(1)Includes a U.S. territory.